Exhibit 99.2

7-ELEVEN FINANCIAL SERVICES BUSINESS

Financial Statements for the
Years Ended December 31, 2004, 2005 and 2006

Report of Independent Auditors

To the Management and Board of Directors
of 7-Eleven, Inc.

In our opinion, the accompanying balance sheets and the related statements of earnings and cash flows present fairly, in all material respects, the financial position of the 7-Eleven Financial Services Business (the "Company") at December 31, 2006 and 2005, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2006 in conformity with accounting principles generally accepted in the United States of America.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.  We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

As discussed in Note 1 to the financial statements, the Company has restated its 2006 and 2005 financial statements.

/s/PricewaterhouseCoopers LLP
Dallas, TX
March 29, 2007,
except for the restatement discussed
in Note 1 to the financial statements,
as to which the date is
May 9, 2007

7-ELEVEN FINANCIAL SERVICES BUSINESS

BALANCE SHEETS
(Dollars in thousands)

	December 31,	December 31,
	2005	2006
	Restated	Restated

ASSETS
Current assets
Cash	$15,392	$13,015
Accounts receivable	43,093	74,944
Other current assets	9,094	7,215
Total current assets	67,579	95,174
Property and equipment, net	86,970	91,817
Goodwill	35,593	35,593
Other assets	34	––
Total assets	$190,176	$222,584

LIABILITIES AND SHAREHOLDER’S EQUITY
Current liabilities
Accrued expenses and other liabilities	$50,002	$72,341
Capital lease obligations due within one year	9,008	1,465
Total current liabilities	59,010	73,806
Deferred credits and other liabilities	18,912	13,172
Long-term capital lease obligations	21,921	1,900
Commitments and contingencies
Shareholder’s equity
Common stock, $.10 par value, 1,000 shares issued and outstanding	––	––
Additional paid-in capital	97,122	129,282
Accumulated (deficit) earnings	(6,789)	4,424
Total shareholder’s equity	90,333	133,706
Total liabilities and shareholder’s equity	$190,176	$222,584

See notes to financial statements.

7-ELEVEN FINANCIAL SERVICES BUSINESS

STATEMENTS OF EARNINGS
(Dollars in thousands)

	Years Ended December 31,
	2004	2005	2006
REVENUES:		(Restated)
Commissions	$65,363	$138,243	$142,735
Other income	31,754	19,748	20,927
Total revenues	97,117	157,991	163,662
EXPENSES:
Commission expense to 7-Eleven	25,816	47,413	49,233
Other expenses	68,577	101,657	95,647
Operating, selling, general and administrative expenses	94,393	149,070	144,880
Interest expense, net	909	1,056	520
Total expenses	95,302	150,126	145,400
EARNINGS BEFORE INCOME TAXES	1,815	7,865	18,262
INCOME TAX EXPENSE	702	3,036	7,049
NET EARNINGS	$1,113	$4,829	$11,213

See notes to financial statements.

7-ELEVEN FINANCIAL SERVICES BUSINESS

STATEMENTS OF CASH FLOWS
(Dollars in thousands)

	Years Ended December 31,
	2004	2005	2006
		(Restated)
CASH FLOWS FROM OPERATING ACTIVITIES
Net earnings	$1,113	$4,829	$11,213
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization of equipment	12,465	14,456	15,390
Deferred income taxes	1,815	2,454	396
Net loss (gain) on disposal of equipment	116	(13)	(115)
Increase in accounts receivable	(16,274)	(13,326)	(31,851)
Increase in other assets	(919)	(1,437)	(708)
Increase in trade accounts payable and other liabilities	18,078	18,508	18,824
Net cash provided by operating activities	16,394	25,471	13,149

CASH FLOWS FROM INVESTING ACTIVITIES
Payments for purchase of equipment	(11,151)	(26,296)	(20,228)
Proceeds from sale of equipment	1,243	13	106
Acquisition of a business	(44,743)	––	––
Net cash used in investing activities	(54,651)	(26,283)	(20,122)

CASH FLOWS FROM FINANCING ACTIVITIES
Principal payments under capital lease obligations	(6,348)	(9,549)	(4,932)
Capital contributions from 7-Eleven, net.	54,324	15,713	32,160
Payments related to capital lease purchase	––	––	(22,632)
Payments to 7-Eleven for return of Vcom kiosks’ cash inventory	(96,298)	––	––
Net cash (used in) provided by financing activities	(48,322)	6,164	4,596
NET (DECREASE) INCREASE IN CASH	(86,579)	5,352	(2,377)
CASH AT BEGINNING OF YEAR	96,619	10,040	15,392
CASH AT END OF YEAR	$10,040	$15,392	$13,015

RELATED DISCLOSURE FOR CASH FLOW REPORTING
Assets obtained by entering into capital leases	$3,291	$––	$––

See notes to financial statements.

7-ELEVEN FINANCIAL SERVICES BUSINESS

STATEMENTS OF SHAREHOLDER’S EQUITY
(Dollars and shares in thousands)

	Common Stock
	Shares	Par Value	Additional Paid-in Capital	Accumulated (Deficit) Earnings	Shareholder’s Equity
Balance at December 31, 2003	1	$––	$123,383	$(12,731)	$110,652
Net earnings				1,113	1,113
Payments to 7-Eleven for return of Vcom kiosks’ cash inventory			(96,298)		(96,298)
Capital contributions from 7-Eleven, net			54,324		54,324
Balance at December 31, 2004	1	––	81,409	(11,618)	69,791
Net earnings as restated (see Note 1)				4,829	4,829
Capital contributions from 7-Eleven, net, as restated (see Note 1)			15,713		15,713
Balance at December 31, 2005, as restated	1	––	97,122	(6,789)	90,333
Net earnings				11,213	11,213
Capital contributions from 7-Eleven, net			32,160		32,160
Balance at December 31, 2006, as restated	1	$––	$129,282	$4,424	$133,706

See notes to financial statements.

7-ELEVEN FINANCIAL SERVICES BUSINESS

NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2004, 2005 and 2006

NOTE 1:  BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation– 7-Eleven, Inc. (the "Company" or "7-Eleven") operates a business consisting of a network of both traditional ATMs and advance-function devices ("Vcoms") in most of its stores and selected licensed stores in the United States.  The business consists of fixed assets, placement agreements governing the right to offer ATM services in 7-Eleven stores, product partner agreements and third party lease and service agreements ("7-Eleven Financial Services Business" or the "Business").  The Company has staff dedicated to the Business and allocates certain additional costs to the Business where appropriate.  The financial statements include the accounts of the Business.  The operations of the Business include both the operations of the ATM network used in 7-Eleven stores as well as the VcomTM equipment and services provided therein.  The assets and certain service agreements pertaining to the ATM network are maintained in a subsidiary of the Company known as Vcom Financial Services, Inc. ("VFS").

Restatement of Previously Issued Financial Statements– The Business has restated its previously issued December 31, 2005 and 2006 financial statements to appropriately include certain tender offer expenses resulting from the purchase of the noncontrolling equity interests of the Company by its owner, Seven-Eleven Japan Co., Ltd., in November 2005.  The financial statements have been restated to allocate $1.7 million of compensation costs related to the managers and employees of the Business to operating, selling, general and administrative ("OSG&A") expense for the year ended December 31, 2005.  The effects of this restatement were as follows:

	2005		2006
	Impact of Restatement	As Restated	Impact of Restatement	As Restated
	(Dollars in thousands)
As of December 31:
Additional paid-in capital	$1,066	$97,122	$1,066	$129,282
Accumulated (deficit) earnings	(1,066)	(6,789)	(1,066)	4,424

Year Ended December 31:
OSG&A	$1,736	$149,070	––	––
Earnings before income taxes	(1,736)	7,865	––	––
Income tax expense	(670)	3,036	––	––
Net earnings	(1,066)	4,829	––	––
Net cash provided by operating activities	(1,066)	25,471	––	––
Net cash provided by financing activities	1,066	6,164	––	––

Use of Estimates– The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reporting period.  Such estimates are based on historical experience and on various other assumptions that the Company believes to be reasonable under the circumstances.  The results of these estimates form the basis of the Company's judgments about the carrying values of assets and liabilities that are not readily apparent from other sources.  Actual results may differ from these estimates under different assumptions or conditions.

Revenues– Revenues are comprised of service fees/commissions from ATM, check-cashing and other transactions and are separately presented in the accompanying statements of earnings.  These transaction fees/commissions are recognized at the point of sale.

Other Income – Other income relates to placement fees received from Vcom partners.  The recognition of these funds is deferred until the revenue is earned, as specified by the substance of the applicable agreement.

In 2004, the Company and two of its Vcom partners, one of which provided check-cashing services, mutually agreed to terminate their relationships.  One of these partners was simultaneously replaced with another check-cashing partner.  Included in the amount recognized in other income for the year ended December 31, 2004, was $10.8 million that resulted from the termination of these relationships.  Because the relationships were terminated, and the Company had no further obligations under the agreements, recognition of the income was accelerated.

Commission Expense to 7-Eleven – A contractual agreement between the Business and the Company is currently in effect and expires at the end of 2009.  This agreement and a franchise amendment govern the portion of the ATM and Vcom transaction fees that are earned by the Business and paid to the Company.  These payments include both fixed and variable components.  The contractual agreement also governs other ATM-related economics between the Business and the Company.

OSG&A Expenses – In addition to the ATM and Vcom commission expense to the Company, OSG&A expense includes certain direct costs of the Business as well as other costs incurred by the Company and allocated to the Business on a basis that management believes to be reasonable.  Such costs include hardware, cash management, operations support, cash rent and other corporate expenses.  Also included in OSG&A expense are reasonable allocations of indirect costs incurred by the Company for compensation, travel and office space for certain key employees who devote significant time to the Business.  These allocated costs were $866,000, $1.0 million and $1.0 million for the years ended December 31, 2004, 2005 and 2006, respectively.

In addition, OSG&A expense for the year ended December 31, 2005 includes $1.7 million of one-time compensation paid to certain employees of the Company who devoted time to the Business.  The payments were made in November 2005 when the Company became a private company.  This one-time compensation cost represented the settlement for cash and subsequent cancellation of equity-based awards issued under the Company's stock plans as if they had been exercised at the tender offer price on the transaction date.

Advertising costs, also included in OSG&A, generally are charged to expense as incurred. Advertising costs were $4.1 million, $2.5 million and $571,000 for the years ended December 31, 2004, 2005 and 2006, respectively.

Income Taxes– Income taxes are determined using the liability method, where deferred tax assets and liabilities are recognized for temporary differences between the tax bases of assets and liabilities and their reported amounts in the financial statements.  Deferred tax assets include net operating loss carryforwards, if any, and are reduced by a valuation allowance if, based on available evidence, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

Depreciation and Amortization– Depreciation of property and equipment is based on the estimated useful lives of these assets using the straight-line method. Acquisition and development costs for significant business systems and related software for internal use are capitalized and are depreciated or amortized on a straight-line basis.  Included in depreciation and amortization of property and equipment in the accompanying statements of cash flows is software amortization expense of $2.2 million, $3.8 million and $4.6 million for the years ended December 31, 2004, 2005 and 2006, respectively.

Amortization of capital lease assets and associated leasehold improvements is based on the lease term or the estimated useful life, whichever is shorter.  Amortization of leasehold improvements on operating leases is based on the shorter of the estimated useful life or the lease term.

The following table summarizes the years over which significant assets are generally depreciated or amortized:

Years
Leasehold improvements	3 to 20
Equipment	3 to 10
Software	3 to 7

Asset Impairment – The Company's long-lived assets are reviewed for impairment and written down to fair value whenever events or changes in circumstances indicate that the carrying value may not be recoverable. The Company also conducted an impairment test of its goodwill as of December 31, 2005 and 2006 (see Note 5).  The impairment test for goodwill is comprised of two steps.  Step one compares the fair value of the reporting unit with its carrying amount including goodwill.  If the carrying amount exceeds the fair value, then goodwill is impaired and step two is required to measure the amount of impairment loss.  Step two compares the implied fair value of the reporting unit's goodwill with the carrying amount of that goodwill.  If the carrying amount is greater than the implied fair value of the goodwill, an impairment loss is recognized for the excess.

Equity-Based Compensation– The Business participated in the Company's 1995 and 2005 Stock Incentive Plans that provided for the granting of stock options, stock appreciation rights, performance shares, restricted stock and other forms of stock-based awards over 10-year periods to certain key employees and officers of the Company.

All options granted were granted at exercise prices that were equal to the fair market values on the date of grant.  The options vested annually in three equal installments, all beginning one year after the grant date.  Vested options were exercisable within 10 years of the grant date.  The fair value of each option grant was estimated on the date of grant using the Black-Scholes option-pricing model.  The following weighted-average assumptions were used for the options granted in the years ended December 31, 2004 and 2005: expected life of three years, no dividend yield, risk-free interest rates of 2.28% and 3.70%, and expected volatility of 46.30% and 31.48%, respectively.

The Company accounted for its stock-option grants under the provisions of Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees."  If compensation expense had been determined based on the grant-date fair value of the awards consistent with the method prescribed by SFAS No. 123, "Accounting for Stock-Based Compensation," the net earnings of the Business would have been reduced to the pro forma amounts indicated in the following table:

	Years Ended December 31
	2004	2005
	(Dollars in thousands)
		Restated
Net earnings as reported	$1,113	$4,830
Add: Stock-based compensation expense included in reported net earnings, net of tax	––	1,147
Less: Total stock-based compensation expense determined under the fair-value-based method for all stock-option awards, net of tax	(90)	(1,019)
Pro forma net earnings	$1,023	$4,958

Comprehensive Earnings - Comprehensive earnings are defined as the change in equity (net assets) of a business enterprise during a period, except for those changes resulting from investments by owners and distributions to owners.  There are no components of other comprehensive earnings and, consequently, comprehensive earnings are equal to net earnings.

NOTE 2:  ACCOUNTS RECEIVABLE

	December 31
	2005	2006
	(Dollars in thousands)

ATM receivables	$35,606	$61,787
Placement fee receivables	3,551	5,511
Other receivables	3,936	7,646
	$43,093	$74,944

NOTE 3:  OTHER CURRENT ASSETS

	December 31
	2005	2006
	(Dollars in thousands)

Prepaid expenses	$5,550	$6,291
Deferred income taxes	3,544	924
	$9,094	$7,215

NOTE 4:  PROPERTY AND EQUIPMENT

	December 31
	2005	2006
	(Dollars in thousands)

Cost
Leasehold improvements	$10	$10
Developed software	26,772	28,645
Equipment	48,846	90,682
	75,628	119,337
Original value
Capital lease equipment	46,399	3,699
	122,027	123,036
Accumulated depreciation and amortization
(includes $8,442 and $13,801 related to developed software)	(35,057)	(31,219)
	$86,970	$91,817

NOTE 5:  GOODWILL

In August 2004, the Company and VFS entered into a purchase agreement pursuant to which VFS acquired the business that operated the ATM network being used in 7-Eleven stores for a purchase price (including acquisition costs) of $44.7 million of cash consideration and the assumption of certain contractual lease commitments and other contracts related to the business.

The acquisition was accounted for under the purchase method.  The purchase price included the acquisition of approximately 4,500 ATM machines (as well as approximately 1,000 warehoused units, the majority of which were sold by December 31, 2004) and the right to receive all future ATM transaction revenue generated through both these machines and the more than 1,000 VcomTM machines owned by the Company before the acquisition.  During the fourth quarter of 2004, the Company finalized the purchase price allocation and, as a result of this analysis, recorded goodwill of $35.6 million representing the excess of purchase price over net assets acquired.  Goodwill is not subject to amortization but has been reviewed for impairment as of December 31, 2005 and 2006 (see Note 1).  There was no evidence of impairment in either test.

NOTE 6:  ACCRUED EXPENSES AND OTHER LIABILITIES

	December 31
	2005	2006
	(Dollars in thousands)

Interest	$81	$79
Accrued advertising	390	432
Accrued rent	885	432
Deferred income	2,038	824
Settlement payables	41,180	65,808
Other	5,428	4,766
	$50,002	$72,341

Settlement payables represent amounts owed to Vcom partners for cash collected on transactions at the ATM and VcomTM terminals.  Amounts collected are generally paid to Vcom partners one to three days after the transaction has occurred.  Other liabilities include monthly charges for cash management, replenishment and maintenance.

NOTE 7:  DEFERRED CREDITS AND OTHER LIABILITIES

	December 31
	2005	2006
	(Dollars in thousands)

Deferred income taxes	$13,489	$11,264
Deferred income	5,423	1,908
	$18,912	$13,172

NOTE 8:  LEASES

Leases– Certain equipment used in the Business is leased, generally for terms from three to 10 years.  The present value of future minimum lease payments for capital lease obligations is reflected in the balance sheets as long-term debt.  The amount representing imputed interest necessary to reduce net minimum lease payments to present value has been calculated generally at the Company's incremental borrowing rate at the inception of each lease.

In November 2002, the Company entered into a lease facility with a third-party institution that provided the Company with $43.2 million in financing for VcomTM equipment.  The leases were accounted for as capital leases having a five-year lease term from the date of funding, which occurred on a monthly basis from December 2002 through June 2003.  The leases bore interest at LIBOR plus 1.25%.  Upon lease termination, whether prior to or at expiration of the five-year lease term, the Company was obligated to pay the lessor an amount equal to the original cost of the equipment financed less amortization to date plus accrued interest.  Effective June 30, 2006, the facility was terminated and the capital lease assets were purchased by the Company.

Future minimum lease payments for years ending December 31 are as follows:

	Capital	Operating
	Leases	Leases
	(Dollars in thousands)

2007	$1,638	$4,016
2008	1,048	3,965
2009	755	3,837
2010	233	225
Future minimum lease payments	3,674	$12,043
Amount representing imputed interest	(309)
Present value of future minimum lease payments	$3,365

Minimum lease payments are calculated in accordance with SFAS No. 13, as amended.  The minimum lease payments include any base rent plus step increases and escalation clauses, any guarantee of residual value by the Company and any payments for failure to renew the lease.  In the event the base rent is dependent upon an index or rate that can change over the term of the lease, the minimum lease payments are calculated using the rate or index in effect at the inception of the lease.  Minimum lease payments do not include executory costs such as insurance, maintenance and taxes.  Minimum lease payments for operating leases are recognized on a straight-line basis over the term of the lease.

Rent expense on operating leases totaled $5.5 million, $8.7 million and $7.7 million for the years ended December 31, 2004, 2005 and 2006, respectively.

The maturities of the Company's non-cancelable capital lease obligations as of December 31, 2006, are as follows (dollars in thousands):

2007	$1,465
2008	955
2009	716
2010	229
$3,365

NOTE 9:  BENEFIT PLANS

Profit Sharing Plans– The Business participates in all of the Company's benefit plans such as the Profit Sharing Plan (the "Plan"), which provides retirement benefits to eligible employees.  Contributions to the Plan, which is a defined contribution plan, are made by both the participants and the Company.  Effective January 1, 2006, the Plan was amended such that the Company's contribution to the Plan is based on a fixed percentage match of the participants' contributions.  In prior years, the Company contributed to the Plan an amount determined at the discretion of the Company and allocated it to the participants based on their individual contributions and years of participation in the Plan.  Of the Company's total contributions to the Plan, $88,000, $134,000 and $44,000 were allocated to the Business for the years ended December 31, 2004, 2005 and 2006, respectively.  These amounts are included in OSG&A expense in the accompanying statements of earnings.

NOTE 10:  COMMITMENTS AND CONTINGENCIES

Information Technology– Under the terms of a contract with an information technology service provider, VFS and the Company were obligated to purchase $9.5 million of information technology hardware and additional maintenance services in 2006.  VFS is also required in years 2007 through 2010 to purchase all of its ATM or VcomTM equipment from this provider for any new or existing 7-Eleven store for which there is not an existing ATM agreement in place and is obligated to purchase maintenance services.  The Company met the threshold for information technology expenditures in 2006.

Under the terms of a contract with another information technology service provider, VFS and the Company are obligated to purchase the greater of $300,000 per month or 60% of the average monthly charge for the immediately preceding six-month period in information technology services through December 31, 2009.

NOTE 11:  INCOME TAXES

The provision for income tax expense on earnings in the accompanying statements of earnings consists of the following:

	Years Ended December 31
	2004	2005	2006
	(Dollars in thousands)
		Restated
Current
Federal	$(1,613)	$(118)	$5,903
State	500	700	750
Subtotal	(1,113)	582	6,653
Deferred	1,815	2,454	396
Income tax expense on earnings	$702	$3,036	$7,049

Reconciliations of income tax expense on earnings at the federal statutory rate to the Company's actual income tax expense are provided as follows:

	Years Ended December 31
	2004	2005	2006
	(Dollars in thousands)
		Restated
Tax expense at federal statutory rate	$635	$2,753	$6,392
State income tax expense, net of federal income tax benefit	66	282	653
Other	1	1	4
Income tax expense on earnings	$702	$3,036	$7,049

Significant components of the Company's deferred tax assets and liabilities are as follows:

	December 31
	2005	2006
	(Dollars in thousands)

Deferred tax assets
Property and equipment	$3,544	$923

Deferred tax liabilities
Property and equipment	(12,178)	(10,093)
Intangible assets and other	(1,311)	(1,171)
Subtotal	(13,489)	(11,264)
Net deferred tax liability	$(9,945)	$(10,341)

Deferred taxes consist of the following:

Current deferred tax assets	$3,544	$923
Noncurrent deferred tax liabilities	(13,489)	(11,264)
Net deferred tax liability	$(9,945)	$(10,341)

NOTE 12:  RECENTLY ISSUED ACCOUNTING STANDARDS

Effective January 1, 2007, the Company will adopt the provisions of FASB Interpretation No. 48, "Accounting for Uncertainty in Income Taxes" ("FIN 48"), which clarifies the accounting for uncertainty in income taxes recognized in an entity's financial statements in accordance with FASB Statement No. 109, "Accounting for Income Taxes."  FIN 48 requires that an entity recognize the benefit of a tax position only when it is more likely than not, based on the position's technical merits, that the position would be sustained upon examination by the appropriate taxing authorities.  The tax benefit is measured as the largest benefit that is more than 50% likely of being realized upon final settlement with the taxing authorities. The Company is currently evaluating the impact of adopting FIN 48 and anticipates that its adoption will not have a material impact on the results of operations or financial position of the Business.

As of December 31, 2006, the Company adopted the provisions of SFAS No. 158, "Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans," on a prospective basis.  SFAS No. 158, which was issued in September 2006, requires the Company to recognize the funded status of its Executive Protection Plan as an asset or liability in its consolidated balance sheet.  The Company is also required to recognize as a component of other comprehensive earnings the changes in funded status that occurred during the year that are not recognized as part of net periodic benefit cost.  The adoption of SFAS No. 158 did not impact the Company's results of operations for the year ended December 31, 2006.